At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-5322	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE

July 24, 2012

RFMD® DELIVERS DIVERSIFIED REVENUE GROWTH AND MARGIN EXPANSION

GREENSBORO, N.C., July 24, 2012

Quarterly Highlights:

  Quarterly Revenue Increases Approximately 8% Sequentially To $202.7 Million

  GAAP Gross Margin Expands 160 Basis Points Sequentially To 31.7%, And Non-GAAP Gross Margin Expands 170 Basis Points Sequentially To 34.1%

  GAAP Diluted EPS Is ($0.07), And Non-GAAP Diluted EPS Is $0.01

  RFMD Outsources Manufacturing Of Wafer Starting Material

RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today reported financial results for the Company’s fiscal 2013 first quarter, ended June 30, 2012.

RFMD's first quarter revenue increased sequentially approximately 8% to $202.7 million, versus $187.9 million in the prior quarter. The sequential increase in revenue reflected diversified sequential revenue growth in the Company’s Cellular Products Group (CPG) and Multi-Market Products Group (MPG). CPG achieved robust sequential growth in sales of ultra-high efficiency 3G/4G PAs, 3G entry PAs, and switch and signal conditioning products. MPG grew sequentially across multiple diversified markets, led by high-performance WiFi front end modules and broadband GaN-based CATV products.

On a GAAP basis, gross margin expanded sequentially to 31.7%, quarterly operating loss was ($12.9) million, and quarterly net loss was ($19.1) million, or ($0.07) per diluted share. On a non-GAAP basis, gross margin expanded sequentially to 34.1%, quarterly operating income totaled $3.1 million, and quarterly net income was $1.9 million, or $0.01 per diluted share.

During the June quarter, RFMD generated approximately $15.6 million in cash flow from operations, and free cash flow was $6.6 million. RFMD repurchased approximately 1.9 million shares of common stock during the quarter and retired approximately $48 million principal amount of debt.

Strategic Highlights

  CPG ramped volume production of multiple 3G/4G antenna control solutions in support of a leading manufacturer of smartphones

  CPG commenced volume shipments of its second-generation ultra-high efficiency LTE PAs to a leading manufacturer of smartphones

  CPG supported multiple smartphone OEMs with breakthrough RF semiconductor solutions containing all 2G/3G PA and switch content for the entire cellular RF front end

  MPG captured a major 802.11ac WiFi reference design win with Broadcom for high performance WiFi front end modules

  MPG expanded its portfolio of 802.11n and 802.11ac front end modules and commenced production in support of consumer premises equipment (CPE) and mobile applications
  MPG’s GaN Power Group added two major L/S Band radar customers
GAAP RESULTS
(in millions, except
percentages and per	Q1 Fiscal	Q4 Fiscal	Change		Q1 Fiscal	Change
share data)	2013	2012	vs. Q4 2012		2012	vs. Q1 2012
Revenue	$202.7	$187.9	7.9%		$214.2	(5.4)%
Gross Margin	31.7%	30.1%	1.6	ppt	36.5%	(4.8)	ppt
Operating (Loss) Income	$(12.9)	$(11.0)	$(1.9)		$14.9	$(27.8)
Net (Loss) Income	$(19.1)	$(13.0)	$(6.1)		$8.9	$(28.0)
Diluted EPS	$(0.07)	$(0.05)	$(0.02)		$0.03	$(0.10)

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, loss on an asset transfer transaction, start-up costs, loss on retirement of convertible subordinated notes, restructuring charges, (gain) loss on PP&E, loss (income) from equity investment, and non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q1 Fiscal	Q4 Fiscal	Change		Q1 Fiscal	Change
share data)	2013	2012	vs. Q4 2012		2012	vs. Q1 2012
Gross Margin	34.1%	32.4%	1.7	ppt	38.5%	(4.4)	ppt
Operating Income (Loss)	$3.1	$(2.9)	$6.0		$25.1	$(22.0)
Net Income (Loss)	$1.9	$(5.4)	$7.3		$21.3	$(19.4)
Diluted EPS	$0.01	$(0.02)	$0.03		$0.08	$(0.07)

Financial Outlook and Business Commentary

RFMD’s current financial outlook reflects the timing of key customer program ramps and moderating growth among certain customers. During the September quarter, RFMD expects to expand its alignment with the industry’s leading customers and channel partners, targeting 3G/4G products and high-performance WiFi. RFMD expects multiple new customer product launches commencing later in the current quarter will support sequential revenue growth beginning in the December quarter.

RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the September 2012 quarter:

  RFMD expects September quarterly revenue will be approximately flat to down sequentially approximately 5%, with sequential growth resuming in the December quarter

  RFMD expects non-GAAP gross margin will expand sequentially approximately 50 basis points, and non-GAAP operating expenses will be approximately flat

  RFMD expects a non-GAAP tax rate of approximately 17%

  RFMD expects non-GAAP EPS of approximately breakeven to a profit of one cent per diluted share

RFMD’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and chief executive officer of RFMD, said, “RFMD is capturing share on multiple flagship smartphones and diversifying across a broad set of customers. During the June quarter, we continued to realize the benefit of an expanding product portfolio with industry-leading products, highlighted by sales of our ultra-high efficiency 3G/4G PAs, 3G entry PAs, WiFi front end modules, and cellular switch and signal conditioning products.

“While the macro economy and the timing of key customer smartphone programs is moderating our near-term outlook, RFMD is launching multiple incremental growth drivers in new segments, including antenna control solutions, WiFi front end modules, and GaN power devices, and we anticipate robust growth and market share gains in these segments as they continue to expand. We are especially enthusiastic about new key program ramps beginning later in the September quarter that we anticipate will support incremental growth beginning in the December quarter and continuing into calendar 2013.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “During the June quarter, RFMD’s diversified revenue growth supported broad improvement in RFMD’s financial performance, including a 170 basis-point sequential expansion in non-GAAP gross margin. Looking forward, we expect continued sequential improvement in gross margin in the September quarter. In the December quarter, we anticipate broad improvement in RFMD’s financial performance, highlighted by a return to sequential revenue growth, as well as continued margin expansion and improved operating leverage.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss) and operating margin, (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash.  Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on page 8 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on pages 9 and 10.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin.   Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets and other non-cash expenses, including adjustments for restructuring and integration charges.  We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies.  We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business.  In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors.  We also believe that the adjustments to profit and margin related to other non-cash expenses, including restructuring and integration charges, do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income (loss) and operating margin.  Non-GAAP operating income (loss) and operating margin exclude share-based compensation expense, amortization of intangible assets, loss on an asset transfer transaction, other non-cash expenses, restructuring and integration charges, (gain) loss on PP&E and start-up costs.  We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin.  We believe that a loss on an asset transfer transaction, other non-cash expenses, restructuring and integration charges, (gain) loss on PP&E and start-up costs do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP operating income (loss) and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, loss on an asset transfer transaction, other non-cash expenses, restructuring and integration charges, (gain) loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, loss (income) from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss) and operating margin. We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses and restructuring and integration charges do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA.  RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization.  Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).  The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our equipment term loan agreement.  The definition of EBITDA as used in the loan agreement is further adjusted for certain cash and non-cash charges, including stock compensation expense, and is used to determine compliance with financial covenants.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations’ use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital.  Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD’s convertible subordinated notes. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD’s indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under “Investors”).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4551801.

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com .

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and PowerSmart® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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[Tables To Follow]

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2012	July 2, 2011
Total revenue	$202,660	$214,191

Costs and expenses:
Cost of goods sold	138,406	136,023
Research and development	41,576	36,584
Marketing and selling	16,878	15,025
General and administrative	13,395	11,530
Other operating expense	5,272	176

Total costs and expenses	215,527	199,338

Operating (loss) income	(12,867)	14,853
Other expense	(3,455)	(3,422)

(Loss) income before income taxes	$(16,322)	$11,431
Income tax expense	(2,817)	(2,500)

Net (loss) income	$(19,139)	$8,931

Net (loss) income per share, diluted	$(0.07)	$0.03

Weighted average outstanding diluted shares	277,144	283,310

RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	July 2, 2011

GAAP operating (loss) income	$(12,867)	$(11,047)	$14,853
Share-based compensation expense	5,746	4,553	5,428
Amortization of intangible assets	4,572	4,593	4,603
Loss on an asset transfer transaction	5,042	-	-
Other expenses (income) (restructuring, (gain) loss on PP&E, start-up costs and other non-cash expenses)	652	(1,033)	255
Non-GAAP operating income (loss)	3,145	(2,934)	25,139

GAAP net (loss) income	(19,139)	(12,991)	8,931
Share-based compensation expense	5,746	4,553	5,428
Amortization of intangible assets	4,572	4,593	4,603
Loss on an asset transfer transaction	5,042	-	-
Other expenses (income) (restructuring, (gain) loss on PP&E, start-up costs and other non-cash expenses)	652	(1,033)	255
Loss on retirement of convertible subordinated notes	722	110	778
Non-cash interest expense on convertible subordinated notes	1,805	2,215	2,396
Income (loss) from equity investment	102	(1,079)	(68)
Tax adjustments	2,442	(1,812)	(1,040)

Non-GAAP net income (loss)	$1,944	$(5,444)	$21,283

GAAP weighted average outstanding diluted shares	277,144	276,313	283,310
Diluted stock options	5,043	-	-
Non-GAAP weighted average outstanding diluted shares	282,187	276,313	283,310

Non-GAAP net income (loss) per share, diluted	$0.01	$(0.02)	$0.08

	Three Months Ended
	June 30, 2012		March 31, 2012		July 2, 2011
GAAP gross margin	$64,254	31.7%	$56,644	30.1%	$78,168	36.5%
Adjustment for intangible amortization	3,502	1.7%	3,515	1.9%	3,515	1.6%
Adjustment for share-based compensation	915	0.5%	693	0.4%	791	0.4%
Other expenses	422	0.2%	-	0.0%	79	0.0%
Non-GAAP gross margin	$69,093	34.1%	$60,852	32.4%	$82,553	38.5%

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(In thousands, except percentages)
(Unaudited)

Three Months Ended
Non-GAAP Operating Income	June 30, 2012
(as a percentage of sales)

GAAP operating loss	(6.3) %
Share-based compensation expense	2.8%
Amortization of intangible assets	2.3%
Loss on an asset transfer transaction	2.5%
Other expenses (restructuring, (gain) loss on PP&E, start-up costs and other non-cash expenses)	0.3%
Non-GAAP operating income	1.6%

	Three Months Ended
	June 30, 2012	March 31, 2012	July 2, 2011
GAAP research and development expense	$41,576	$40,697	$36,584
Less:
Share-based compensation expense	1,442	1,531	1,499
Amortization of intangible assets	-	8	13
Non-GAAP research and development expense	$40,134	$39,158	$35,072

	Three Months Ended
	June 30, 2012	March 31, 2012	July 2, 2011
GAAP marketing and selling expense	$16,878	$16,316	$15,025
Less:
Share-based compensation expense	1,378	791	1,238
Amortization of intangible assets	1,070	1,070	1,075
Non-GAAP marketing and selling expense	$14,430	$14,455	$12,712

	Three Months Ended
	June 30, 2012	March 31, 2012	July 2, 2011
GAAP general and administrative expense	$13,395	$11,710	$11,530
Less:
Share-based compensation expense	2,011	1,538	1,900
Non-GAAP general and administrative expense	$11,384	$10,172	$9,630

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Unaudited)

Free Cash Flow (1)	Three Months Ended
June 30, 2012
(In millions)

Net cash provided by operating activities	$15.6
Purchases of property and equipment	(9.0)
Free cash flow	$6.6

(1)   Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$127,079	$135,524
Short-term investments	122,925	164,863
Accounts receivable, net	114,212	100,446
Inventories	129,745	130,372
Other current assets	36,719	38,162
Total current assets	530,680	569,367

Property and equipment, net	168,596	197,921
Intangible assets, net	80,545	65,141
Goodwill	94,655	95,628
Long-term investments	4,223	4,325
Other non-current assets	32,456	32,202
Total assets	$911,155	$964,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	126,239	110,580
Current portion of long-term debt	-	32,759
Other short-term liabilities, net	4,779	4,846
Total current liabilities	131,018	148,185

Long-term debt, net	107,037	118,949
Other long-term liabilities	24,529	25,119
Total liabilities	262,584	292,253

Shareholders’ equity	648,571	672,331

Total liabilities and shareholders’ equity	$911,155	$964,584